Exhibit 99.1

Contact: Amy Agallar (414) 347-3706 investor.relations@sensient.com

Sensient Technologies Corporation
Reports Results for the Quarter Ended September 30, 2023

MILWAUKEE— October 20, 2023 — Sensient Technologies Corporation (NYSE: SXT), a leading provider of flavors and colors for the food, pharmaceutical, and personal care markets, today reported financial results for the third quarter ended September 30, 2023.

Third Quarter Consolidated Results

•	Reported revenue increased 0.8% to $363.8 million versus last year’s results of $361.1 million. On a local currency basis(1), revenue decreased 2.0%.
•
Reported operating income declined 6.2% to $44.5 million compared to $47.5 million recorded in the third quarter of 2022. On a local currency basis(1), operating income decreased 9.8%. Local currency adjusted EBITDA(1) was down 7.1% in the third quarter, as a result of lower sales volumes.

•
Reported diluted earnings per share was 75 cents in the third quarter of 2023 compared to 85 cents in the third quarter of 2022, a decrease of 11.8%. Local currency EPS(1) decreased 15.3% in the third quarter as a result of lower sales volumes and higher interest expense.

“As expected, the destocking headwinds and market environment impacted the quarter. Our teams continue to focus on winning new business and providing high levels of service to our customers. Our underlying business remains strong. I expect our focus on customer service and sales execution will result in a return to improved revenue growth as market dynamics improve,” said Paul Manning, Sensient’s Chairman, President, and Chief Executive Officer.

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Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended September 30, 2023
October 20, 2023

Third Quarter Group Results

	Reported		Local Currency(1)
Revenue	Quarter	Year-to-Date	Quarter	Year-to-Date
Flavors & Extracts	2.1%	-0.2%	-0.5%	-1.1%
Color	-4.3%	2.3%	-8.2%	1.1%
Asia Pacific	4.4%	3.6%	4.3%	6.1%
Total Revenue	0.8%	1.7%	-2.0%	1.0%

	Reported		Local Currency(1)
Operating Profit	Quarter	Year-to-Date	Quarter	Year-to-Date
Flavors & Extracts	-12.4%	-16.9%	-13.6%	-17.5%
Color	-18.7%	-6.7%	-23.4%	-7.8%
Asia Pacific	16.4%	8.9%	15.8%	11.6%
Total Operating Profit	-6.2%	-5.5%	-9.8%	-6.1%

The Flavors & Extracts Group reported third quarter revenue of $191.0 million, an increase of $4.0 million versus the prior year’s third quarter. The Group’s revenue benefited from favorable pricing and exchange rates, partially offset by lower volumes, primarily due to customer destocking and market declines in certain product lines. Segment operating income was $23.1 million in the current quarter, a decrease of $3.3 million compared to the prior year’s third quarter. The lower operating income was primarily due to the lower volumes and higher input costs, partially offset by favorable pricing and exchange rates.

The Color Group reported revenue of $145.0 million in the quarter, a decrease of $6.5 million compared to the prior year’s third quarter. The Group’s revenue was negatively impacted by lower volumes in both the food and pharmaceutical and personal care product lines, primarily due to customer destocking and market declines in certain product lines, partially offset by higher pricing and exchange rates. Segment operating income was $22.9 million in the quarter, a decrease of $5.3 million compared to the prior year’s third quarter results. The lower operating income is primarily a result of the lower volumes and higher input costs, partially offset by favorable pricing and exchange rates.

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Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended September 30, 2023
October 20, 2023

The Asia Pacific Group reported revenue of $36.8 million, an increase of $1.6 million compared to the prior year’s third quarter. The Group’s revenue benefited from favorable pricing, partially offset by lower volumes. Segment operating income was $8.1 million in the quarter, an increase of $1.1 million compared to the prior year’s third quarter. Operating income benefited from higher pricing, which was offset by lower volumes and higher input costs.

Corporate & Other reported operating expenses of $9.6 million in the current quarter, compared to $14 million of operating expenses reported in the prior year’s third quarter, primarily due to lower performance-based compensation.

2023 OUTLOOK

Sensient now expects 2023 full year GAAP diluted earnings per share to be down low double digits compared to our 2022 reported GAAP diluted earnings per share of $3.34 and also on a local currency basis compared to our 2022 adjusted diluted earnings per share(1) of $3.29.  The Company’s previous 2023 full year GAAP diluted earnings per share guidance was for GAAP diluted earnings per share to be down high single digits compared to our 2022 reported GAAP diluted earnings per share and on a local currency basis compared to our 2022 adjusted diluted earnings per share(1).

The Company now expects 2023 revenue to grow at a low single-digit rate on a local currency basis compared to the Company’s 2022 revenue. The Company’s previous 2023 revenue guidance was for a mid-single-digit growth rate on a local currency basis compared to the Company’s 2022 revenue. The Company continues to expect its 2023 adjusted EBITDA(1) to be down mid-single digits on a local currency basis compared to the Company’s 2022 adjusted EBITDA(1).

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Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended September 30, 2023
October 20, 2023

The Company expects its 2023 diluted earnings per share to be impacted by higher interest rates and a higher tax rate.  Based on current exchange rates, the Company expects foreign exchange rates to be modestly favorable for the full year.

The Company’s guidance is based on current conditions and economic and market trends in the markets in which the Company operates and is subject to various risks and uncertainties as described below.

(1)	Please refer to “Reconciliation of Non-GAAP Amounts” at the end of this release for more information regarding our non-GAAP financial measures.

USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include: currency movements, depreciation and amortization, divestiture and other related costs and income, and non-cash share-based compensation. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2023 third quarter financial results at 8:30 a.m. CDT on Friday, October 20, 2023. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through October 27, 2023, by calling (877) 344-7529 and referring to conference identification number 2925227. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after October 24, 2023.

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Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended September 30, 2023
October 20, 2023

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2023 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the Company’s ability to manage economic and capital market conditions and the impact of recessions and economic downturns; the impact of macroeconomic and geopolitical volatility, including inflation and shortages impacting the availability and cost of raw materials, energy, and other supplies; the availability and cost of labor, logistics, and transportation; the impact and uncertainty created by the COVID-19 pandemic and efforts to manage it on the global economy, including, but not limited to, its effects on our employees, facilities, customers, and suppliers, governmental regulations and restrictions, and general economic conditions; the uncertain impacts of the ongoing conflict between Russia and Ukraine on our supply chain, input costs, including energy and transportation, and on general economic conditions; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and operational improvement plan; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

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Sensient Technologies Corporation	Page 6
Earnings Release – Quarter Ended September 30, 2023
October 20, 2023

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.
www.sensient.com

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Sensient Technologies Corporation	Page 7
(In thousands, except percentages and per share amounts)
(Unaudited)

Consolidated Statements of Earnings	Three Months Ended September 30,			Nine Months Ended September 30,

	2023	2022	% Change	2023	2022	% Change

Revenue	$363,829	$361,076	0.8%	$1,107,148	$1,088,303	1.7%

Cost of products sold	250,202	239,318	4.5%	746,681	710,696	5.1%
Selling and administrative expenses	69,096	74,265	(7.0%)	213,507	222,081	(3.9%)

Operating income	44,531	47,493	(6.2%)	146,960	155,526	(5.5%)
Interest expense	6,294	3,672		18,648	9,748

Earnings before income taxes	38,237	43,821		128,312	145,778
Income taxes	6,694	7,773		29,085	34,012

Net earnings	$31,543	$36,048	(12.5%)	$99,227	$111,766	(11.2%)

Earnings per share of common stock:
Basic	$0.75	$0.86		$2.36	$2.67

Diluted	$0.75	$0.85		$2.35	$2.65

Average common shares outstanding:
Basic	42,045	41,896		42,020	41,885

Diluted	42,233	42,242		42,241	42,199

Results by Segment	Three Months Ended September 30,			Nine Months Ended September 30,

Revenue	2023	2022	% Change	2023	2022	% Change

Flavors & Extracts	$190,997	$187,046	2.1%	$558,133	$559,110	(0.2%)
Color	144,939	151,469	(4.3%)	466,563	456,175	2.3%
Asia Pacific	36,774	35,221	4.4%	112,888	109,014	3.6%
Intersegment elimination	(8,881)	(12,660)		(30,436)	(35,996)

Consolidated	$363,829	$361,076	0.8%	$1,107,148	$1,088,303	1.7%

Operating Income

Flavors & Extracts	$23,078	$26,337	(12.4%)	$69,714	$83,929	(16.9%)
Color	22,925	28,200	(18.7%)	84,027	90,035	(6.7%)
Asia Pacific	8,095	6,952	16.4%	24,911	22,877	8.9%
Corporate & Other	(9,567)	(13,996)		(31,692)	(41,315)

Consolidated	$44,531	$47,493	(6.2%)	$146,960	$155,526	(5.5%)

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Sensient Technologies Corporation	Page 8
(In thousands)
(Unaudited)

Consolidated Condensed Balance Sheets	September 30,	December 31,
	2023	2022

Cash and cash equivalents	$31,985	$20,921
Trade accounts receivable	284,668	302,109
Inventories	587,024	564,110
Prepaid expenses and other current assets	41,477	47,640
Total Current Assets	945,154	934,780

Goodwill & intangible assets (net)	432,970	434,315
Property, plant, and equipment (net)	506,549	483,193
Other assets	125,503	129,326

Total Assets	$2,010,176	$1,981,614

Trade accounts payable	$110,973	$142,365
Short-term borrowings	22,807	20,373
Other current liabilities	90,037	109,415
Total Current Liabilities	223,817	272,153

Long-term debt	648,556	630,331
Accrued employee and retiree benefits	26,830	26,364
Other liabilities	53,317	53,168
Shareholders' Equity	1,057,656	999,598

Total Liabilities and Shareholders' Equity	$2,010,176	$1,981,614

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Sensient Technologies Corporation	Page 9
(In thousands, except per share amounts)
(Unaudited)

Consolidated Statements of Cash Flows
Nine Months Ended September 30,

	2023	2022
Cash flows from operating activities:
Net earnings	$99,227	$111,766
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	43,360	39,262
Share-based compensation expense	7,285	12,476
Net (gain) loss on assets	(81)	283
Deferred income taxes	2,082	20,465
Changes in operating assets and liabilities:
Trade accounts receivable	18,830	(39,520)
Inventories	(21,455)	(112,021)
Prepaid expenses and other assets	842	(39,598)
Trade accounts payable and other accrued expenses	(20,572)	24,110
Accrued salaries, wages, and withholdings	(16,749)	1,819
Income taxes	(6,536)	(4,342)
Other liabilities	587	198

Net cash provided by operating activities	106,820	14,898

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(67,718)	(51,703)
Proceeds from sale of assets	130	94
Acquisiton of new businesses	-	(1,048)
Other investing activities	2,036	947

Net cash used in investing activities	(65,552)	(51,710)

Cash flows from financing activities:
Proceeds from additional borrowings	197,577	187,715
Debt payments	(174,083)	(87,657)
Dividends paid	(51,900)	(51,681)
Other financing activities	(8,034)	(2,056)

Net cash (used in) provided by financing activities	(36,440)	46,321

Effect of exchange rate changes on cash and cash equivalents	6,236	11,330

Net increase in cash and cash equivalents	11,064	20,839
Cash and cash equivalents at beginning of period	20,921	25,740
Cash and cash equivalents at end of period	$31,985	$46,579

Supplemental Information
Nine Months Ended September 30,	2023	2022

Dividends paid per share	$1.23	$1.23

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Sensient Technologies Corporation	Page 10
(In thousands, except percentages)
(Unaudited)

Reconciliation of Non-GAAP Amounts

The following table summarizes the percentage change in the 2023 results compared to the 2022 results for the corresponding periods.

	Three Months Ended September 30,
Revenue	Total	Foreign Exchange Rates	Local Currency
Flavors & Extracts	2.1%	2.6%	(0.5%)
Color	(4.3%)	3.9%	(8.2%)
Asia Pacific	4.4%	0.1%	4.3%
Total Revenue	0.8%	2.8%	(2.0%)

Operating Income
Flavors & Extracts	(12.4%)	1.2%	(13.6%)
Color	(18.7%)	4.7%	(23.4%)
Asia Pacific	16.4%	0.6%	15.8%
Corporate & Other	(31.6%)	0.0%	(31.6%)
Total Operating Income	(6.2%)	3.6%	(9.8%)
Diluted Earnings Per Share	(11.8%)	3.5%	(15.3%)
Adjusted EBITDA	(3.9%)	3.2%	(7.1%)

	Nine Months Ended September 30,
Revenue	Total	Foreign Exchange Rates	Local Currency
Flavors & Extracts	(0.2%)	0.9%	(1.1%)
Color	2.3%	1.2%	1.1%
Asia Pacific	3.6%	(2.5%)	6.1%
Total Revenue	1.7%	0.7%	1.0%

Operating Income
Flavors & Extracts	(16.9%)	0.6%	(17.5%)
Color	(6.7%)	1.1%	(7.8%)
Asia Pacific	8.9%	(2.7%)	11.6%
Corporate & Other	(23.3%)	0.0%	(23.3%)
Total Operating Income	(5.5%)	0.6%	(6.1%)
Diluted Earnings Per Share	(11.3%)	0.4%	(11.7%)
Adjusted EBITDA	(4.7%)	0.5%	(5.2%)

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and nine months ended September 30, 2023 and 2022.

	Three Months Ended September 30,			Nine Months Ended September 30,

	2023	2022	% Change	2023	2022	% Change
Operating income (GAAP)	$44,531	$47,493	(6.2%)	$146,960	$155,526	(5.5%)
Depreciation and amortization	14,770	13,082		43,360	39,262
Share-based compensation expense	2,519	3,785		7,285	12,476
Adjusted EBITDA	$61,820	$64,360	(3.9%)	$197,605	$207,264	(4.7%)

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Sensient Technologies Corporation	Page 11
(In thousands, except percentages)
(Unaudited)

Reconciliation of Non-GAAP Amounts - Continued
The following table summarizes the reconciliation between Debt (GAAP) and Net Debt, and Operating Income (GAAP) and Credit Adjusted EBITDA for the trailing twelve months ended September 30, 2023 and 2022.

	September 30,
Debt	2023		2022
Short-term borrowings	$22,807		$21,947
Long-term debt	648,556		547,190
Credit Agreement adjustments(1)	(19,463)		(30,694)
Net Debt	$651,900		$538,443

Operating income (GAAP)	$188,185		$195,946
Depreciation and amortization	56,565		52,485
Share-based compensation expense	10,947		15,618
Other non-operating (gains) losses(2)	(3,783)		122
Credit Adjusted EBITDA	$251,914		$264,171

Net Debt to Credit Adjusted EBITDA	2.6	x	2.0	x

(1) Adjustments include cash and cash equivalents, as described in the Company's Third Amended and Restated Credit Agreement (Credit Agreement), and certain letters of credit and hedge contracts.
(2) Adjustments consist of certain financing transaction costs, certain non-financing interest items, and gains and losses related to certain non-cash, non-operating, and/or non-recurring items as described in the Credit Agreement.

The following table summarizes the reconciliation between Diluted Earnings Per Share (GAAP) and Adjusted Diluted Earnings Per Share for the twelve months ended December 31, 2022.

Twelve Months Ended December 31,
2022
Diluted earnings per share (GAAP)	$3.34
Divestiture & other related income, net of tax	(0.04)
Adjusted diluted earnings per share	$3.29
Note: Earnings per share calculations may not foot due to rounding differences.

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.